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                                   FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT                             COMMISSION FILE NO.
       AUGUST 7, 1996                                  0-13920


                     SYSTEMS TECHNOLOGY ASSOCIATES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          FLORIDA                                       54-0802071
(STATE OR OTHER JURISDICTION OF                  (IRS EMPLOYER I.D. NO.)
INCORPORATION OR ORGANIZATION)

                               14 BRYANT COURT
                           STERLING, VIRGINIA 20166
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (703) 471-8000
                       (REGISTRANT'S TELEPHONE NUMBER)


ITEM 5.  OTHER EVENTS
Systems Technology Associates, Inc. (STA) announces that it has received the necessary funds to complete the stock repurchase and debt reduction package it negotiated with Mr. Marvin S. Friedland, former President, as announced in its 8K filing of July 30th. In addition, another creditor of STA will forgive a claim of $46,950 in return for a cash payment of $5,000 and 83,900 newly issued common shares.

Since December 1991, when current management took over, the Company has reduced debt, through both earnings and debt negotiations, by almost $1,000,000, from $1,250,000 to about $258,000 as of the 2nd of August. In addition, as part of the above agreement, STA is redeeming and removing $100,000 of preferred stock (an equity interest senior to its common shareholders) from it capital structure.

                                  SIGNATURES

Pursuant to the requirement of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   8/07/96                                  BY:  /s/ TERRY A. SCOTT
       ----------                                     ---------------------
                                                      Chairman of the Board